AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2007
Registration No. 333-

      UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________

NORTHSTAR REALTY FINANCE CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND	11-3707493
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

399 PARK AVENUE, 18TH FLOOR
NEW YORK, NEW YORK 10022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

NORTHSTAR REALTY FINANCE CORP. 2004 OMNIBUS STOCK INCENTIVE PLAN
(FULL TITLE OF THE PLAN)
_______________________

ALBERT TYLIS
EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
399 PARK AVENUE, 18TH FLOOR
NEW YORK, NEW YORK 10022
(212) 547-2600
(NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)
_______________________

	CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share (2)	3,000,000	$ 14.20 (3)	$ 42,600,000	$ 1,307.82

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
Represents an additional 3,000,000 of shares of common stock, par value $0.01 per share, of NorthStar Realty Finance Corp. (the “Shares”) issuable under the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan (the “Omnibus Plan”). A Registration Statement on Form S-8 (No. 333-120025) with respect to a total of 1,375,000 shares issuable under the Omnibus Plan, a post-effective amendment thereto with respect to an additional 58,038 shares and a post-effective amendment thereto with respect to an additional 4,500,000 shares were previously filed. Shares issuable under the Omnibus Plan include (a) awards of restricted Shares under the Omnibus Plan, (b) if Units (as defined in the Omnibus Plan) are awarded under the Omnibus Plan, the Shares issuable upon redemption of such Units, or (c) Shares issuable upon exercise of stock options, stock appreciation rights or certain Other Awards (as defined in Section 11 of the Omnibus Plan) made under the Omnibus Plan.

(3)
Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sales prices of NorthStar Realty Finance Corp. common stock as reported by the New York Stock Exchange on May 31, 2007.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of NorthStar Realty Finance Corp. (the “Company”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to be issued pursuant to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, as amended, (the “Omnibus Plan”). The contents of the Registration Statement on Form S-8 (No. 333-120025) with respect to a total of 1,375,000 shares issuable under the Omnibus Plan, a post-effective amendment thereto with respect to an additional 58,038 shares and a post-effective amendment thereto with respect to an additional 4,500,000 shares, previously filed by the Company with the Securities and Exchange Commission (the “SEC”), are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the SEC are incorporated by reference in this registration statement, as of their respective dates:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on March 15, 2007, including all material incorporated by reference therein (File No. 001-32330);

(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(c) the Company’s Current Reports on Form 8-K, as filed with the SEC on April 2, 2007, May 17, 2007 and May 29, 2007; and

(d) the description of the Common Stock contained in the Registration Statement on Form 8-A, dated October 25, 2004, filed with the SEC by the Company to register the Common Stock under the Exchange Act, including any amendment or report filed for the purpose of updating such description (File No. 001-32330).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1	Form of certificate for common stock (1)

4.2	Articles of Amendment and Restatement of NorthStar Realty Finance Corp. (2)

4.3	Bylaws of NorthStar Realty Finance Corp. (3)

4.4	Amendment No. 1 to the Bylaws of NorthStar Realty Finance Corp. (4)

4.5
LTIP Unit Vesting Agreement under the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan among NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRF Employee, LLC (5)

4.6	Form of Vesting Agreement for Units of NRF Employee, LLC, each dated as of October 29, 2004, between NRF Employee, LLC and certain employees and co-employees of NorthStar Realty Finance Corp. (6)

4.7	Form of Restricted Stock Agreement (7)

4.8
Amendment No. 1 to Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 14, 2006, by and among NorthStar Realty Finance Corp., as sole general partner and initial limited partner and the other limited partners a party thereto from time to time (8)

5.1*	Opinion of Venable LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Venable LLP (included in Exhibit 5.1)

24.1	Power of Attorney of David T. Hamamoto (9)

24.2	Power of Attorney of W. Edward Scheetz (9)

24.3	Power of Attorney of William V. Adamski (9)

24.4	Power of Attorney of Preston Butcher (9)

24.5	Power of Attorney of Judith A. Hannaway (9)

24.6	Power of Attorney of Wesley D. Minami (9)

24.7	Power of Attorney of Louis J. Paglia (10)

24.8	Power of Attorney of Frank V. Sica (9)

99.1	NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan (11)

99.2	Amendment No. 1 to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan (12)

99.3*	Amendment No. 2 to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan
_________________
* Filed herewith.

(1)
Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-11 (Registration No. 333-114675), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on April 21, 2004.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675).

(3)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675).

(4)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 27, 2005.

(5)	Incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

(6)	Incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

(7)	Incorporated by reference to Exhibit 10.7(a) to the Registrant’s Registration Statement on Form S-11 (File No. 333-114675)).

(8)
Incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006.

(9)	Previously filed on October 28, 2004.

(10)	Previously filed on March 31, 2006.

(11)	Incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

(12)	Previously filed on April 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 6, 2007.

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Albert Tylis
Name:	Albert Tylis
Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chief Executive Officer, President and Director
David T. Hamamoto	(Principal Executive Officer)	June 6, 2007

/s/ Andrew C. Richardson	Chief Financial Officer and Treasurer	June 6, 2007
Andrew C. Richardson	(Principal Financial Officer)

/s/ Lisa Meyer	Chief Accounting Officer	June 6, 2007
Lisa Meyer	(Principal Accounting Officer)

*	Chairman of the Board of Directors	June 6, 2007
W. Edward Scheetz

*
William V. Adamski	Director	June 6, 2007

*	Director	June 6, 2007
Preston Butcher

*	Director	June 6, 2007
Judith A. Hannaway

*	Director	June 6, 2007
Wesley D. Minami

*	Director	June 6, 2007
Louis J. Paglia

*	Director	June 6, 2007
Frank V. Sica

/s/ Richard J. McCready
*By: Richard J. McCready
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Form of certificate for common stock (1)

4.2	Articles of Amendment and Restatement of NorthStar Realty Finance Corp. (2)

4.3	Bylaws of NorthStar Realty Finance Corp. (3)

4.4	Amendment No. 1 to the Bylaws of NorthStar Realty Finance Corp. (4)

4.5
LTIP Unit Vesting Agreement under the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan among NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRF Employee, LLC (5)

4.6	Form of Vesting Agreement for Units of NRF Employee, LLC, each dated as of October 29, 2004, between NRF Employee, LLC and certain employees and co-employees of NorthStar Realty Finance Corp. (6)

4.7	Form of Restricted Stock Agreement (7)

4.8
Amendment No. 1 to Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 14, 2006, by and among NorthStar Realty Finance Corp., as sole general partner and initial limited partner and the other limited partners a party thereto from time to time (8)

5.1*	Opinion of Venable LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Venable LLP (included in Exhibit 5.1)

24.1	Power of Attorney of David T. Hamamoto (9)

24.2	Power of Attorney of W. Edward Scheetz (9)

24.3	Power of Attorney of William V. Adamski (9)

24.4	Power of Attorney of Preston Butcher (9)

24.5	Power of Attorney of Judith A. Hannaway (9)

24.6	Power of Attorney of Wesley D. Minami (9)

24.7	Power of Attorney of Louis J. Paglia (10)

24.8	Power of Attorney of Frank V. Sica (9)

99.1	NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan (11)

99.2	Amendment No. 1 to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan (12)

99.3*	Amendment No. 2 to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan

_________________
* Filed herewith.

(1)
Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-11 (Registration No. 333-114675), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on April 21, 2004.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675).

(3)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675).

(4)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 27, 2005.

(5)	Incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

(6)	Incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

(7)	Incorporated by reference to Exhibit 10.7(a) to the Registrant’s Registration Statement on Form S-11 (File No. 333-114675)).

(8)
Incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006.

(9)	Previously filed on October 28, 2004.

(10)	Previously filed on March 31, 2006.

(11)	Incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

(12)	Previously filed on April 13, 2007.